SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 8, 2010

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	333-146542	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

5445 DTC Parkway, P4

Greenwood Village, Colorado 80111

(Address of Principal Executive Offices)

(303) 418-1000

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Reference is made to Items 1.01 and 8.01(c) of the Form 8-K that Ampio Pharmaceuticals, Inc. (the “Company,” “Ampio” or “we”) filed with the SEC on November 12, 2010, which we refer to as the Form 8-K. In the Form 8-K, we described the expected closing of the acquisition of DMI BioSciences, Inc. into escrow on or about November 12, 2010. Subsequently, we determined that the closing could not occur before a registration statement on Form S-4 was filed and declared effective by the SEC. Consequently, we, DMI BioSciences, the control shareholders and the escrow agent agreed to rescind the escrow agreement. We and the other parties to the escrow agreement have instructed the escrow agent to return any and all escrowed documents to the supplying party.

We have filed as Exhibits 2.1 through 2.5 hereto the following material contracts to which the Company is a party, as more completely described below: Agreement and Plan of Merger, dated September 4, 2010; Donation to Capital Agreement, dated September 21, 2010; form of Indemnification Escrow Agreement; form of Cancellation Agreement; and form of Conversion Agreement. Each of these agreements is described below.

Item 1.01	Entry into a Material Definitive Agreement.

(a) On November 8, 2010, consents were obtained from the requisite percentage of the shareholders of Ampio Pharmaceuticals, Inc. (the “Company” or “Ampio”) for approval of the definitive agreement and plan of merger (the “Merger Agreement”) by and among the Company, Ampio Acquisition, Inc., a wholly-owned subsidiary of the Company, DMI BioSciences, Inc. (“BioSciences”), and the control shareholders of BioSciences. Pursuant to the Merger Agreement, the Company was to acquire by merger (the “Merger”) all of the outstanding shares of BioSciences in consideration of 8,500,000 shares of Ampio common stock (the “Merger Stock”).

The shareholders of BioSciences approved the Merger at a meeting held on September 12, 2010. Following the shareholder meeting, Biosciences received signed purchaser questionnaires from its shareholders which led the Company and BioSciences to conclude that an exemption from the registration requirements of the federal securities laws was unavailable as it pertained to the issuance of the Merger Stock. This conclusion was based on 64 shareholders of BioSciences indicating they were not accredited investors, as that term is defined in Rule 501 of Regulation D, as such definition was amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Furthermore, 49 shareholders of BioSciences did not return purchaser questionnaires to BioSciences. While BioSciences management believes that a number of the non-responding shareholders are accredited investors, that belief could not be otherwise verified. Accordingly, the Company and BioSciences concluded that the Merger Stock must be registered before issuance to the BioSciences shareholders. Ampio intends to file a registration statement on Form S-4 on or about January 7, 2011, in order to effect the registration of the Merger Stock.

As described in the merger agreement, BioSciences and its affiliates, on the one hand, and Ampio, on the other hand, entered into the donation to capital agreement that takes effect immediately prior to the effective time. Under the donation to capital agreement, BioSciences agreed to donate to the capital of Ampio an aggregate of 3,500,000 shares of Ampio common stock currently owned by BioSciences, and the current and former officers and directors of BioSciences agreed to donate to the capital of BioSciences an aggregate of 8,804,305 shares of BioSciences Class B common stock owned by them. The effect of the donation to capital by the current and former officers and directors of BioSciences will be to retire all outstanding BioSciences Class B shares of common stock, with the result that the BioSciences Class A shareholders will own 100% of BioSciences at the effective time of the merger . Therefore, the current and former officers and directors of BioSciences will not receive Merger Stock as a result of their ownership of Class B common stock of BioSciences.

In addition, BioSciences and its current and former executive and non-executive officers will enter into the cancellation agreement immediately prior to closing, pursuant to which such persons will agree to cancel, without payment, wages totaling $1.04 million that were accrued prior to September 2008. Ampio is a third party beneficiary of the cancellation agreement. The CA contains a general release of all claims for unpaid wages by the BioSciences management, and a covenant not to sue. The execution and delivery of the cancellation agreement and the donation to capital agreement are conditions precedent to the merger’s effectiveness, and will take effect immediately prior to the effective time.

Pursuant to the conversion agreement between BioSciences and a current shareholder of BioSciences and the shareholder’s IRA, who collectively hold promissory notes from BioSciences with a principal balance of $430,000, as called for by the Merger Agreement, Ampio will issue from the Merger Stock a total of 500,000 shares in cancellation of the indebtedness represented by such promissory notes. The note holders have agreed in the conversion agreement to waive all accrued and unpaid interest in connection with their receipt of the Merger Stock. The noteholders have been granted tag-along rights that allow the noteholders to include their shares in any sale by Messrs. Michael Macaluso, Donald B. Wingerter, Jr., David Bar-Or, and Bruce G. Miller of 30% or more of their shares of Ampio common stock in a private transaction, underwritten offering, or other sale transaction.

                On the closing date, Ampio, James S. Kimmel, as the BioSciences shareholders’ representative (the “Shareholders’ Representative”), and Corporate Stock Transfer, Inc., as escrow agent, will enter into an indemnification escrow agreement (“IEA”) with BioSciences and Ampio. The IEA provides for the escrow of 250,000 shares of the Merger Stock (the “Escrowed Stock”), which will be held in escrow until December 31, 2011 to secure the indemnification obligations of BioSciences. These obligations encompass the material accuracy of the representations, warranties, covenants and agreements contained in the Merger Agreement and the documents ancillary thereto. If the Company makes a claim during the term of the IEA for breach of representation, warranty, covenant or agreement against BioSciences, the IEA describes the process under which the claim will be evaluated and, if not tendered to arbitration by one of the parties, a stipulated resolution will then result in a release of a portion or all of the Escrowed Stock to the Company. If the claim is tendered to arbitration, the IEA includes also a description of the process by which any successful arbitration claim will be paid through the release of Escrow Stock to the Company. Except for claims based upon fraud, the IEA is the sole means by which the Company is empowered to recover for claims as to which indemnification is available. Any claims based upon fraud may be asserted against the BioSciences Control Shareholders.

BioSciences was organized in 1990 and has been engaged in the discovery and development of pharmaceutical products since its inception. In April 2009, BioSciences sold to the Company’s predecessor, DMI Life Sciences, all of its intellectual property, a portion of its equipment, and other assets (referred to as the “Asset Purchase”) except the patents, patents pending, and other rights and assets related to a drug developed by BioSciences for the treatment of male sexual dysfunction. That drug, Zertane, was then the subject of a license from BioSciences to a large pharmaceutical firm, which conducted clinical trials of Zertane in 2009 and 2010. The license was terminated in June 2010, at which time BioSciences reacquired all rights pertaining to, and ownership of, Zertane. At closing of the Merger, Ampio will succeed to all such rights and ownership of Zertane as a result of BioSciences becoming a wholly-owned subsidiary of Ampio.

A portion of the consideration paid by the Company to BioSciences in the Asset Purchase was comprised of shares of Company common stock. In March 2010, the Company merged with a subsidiary of Chay Enterprises, Inc., a public reporting company with common stock registered under Section 15(d) of the Securities Exchange Act. Following that merger, the shares of Company common stock owned by BioSciences totaled 3,500,000 shares. Those shares comprised approximately 20.5% of the total outstanding shares of Company common stock at December 31, 2010. As such, BioSciences can be considered an affiliate of Ampio.

The terms of the Merger were established by negotiation between our board of directors and the BioSciences board of directors. Bruce G. Miller was the only member of both our board of directors and the BioSciences board of directors, but Mr. Miller resigned from our board of directors on August 11, 2010. Our board of directors approved the terms of the Merger after Mr. Miller’s resignation.

We agreed to acquire BioSciences for several reasons. First, Mr. Miller and a number of our non-executive officers are employed by us and BioSciences, which represented potential conflicts of interest for these persons, us and BioSciences. Second, BioSciences was a principal stockholder of Ampio. Third, we shared an economic interest in Zertane due to the terms of the Asset Purchase, which granted to us a 10% interest in any royalties derived from Zertane by BioSciences, assuming we participated in the development of Zertane. Finally, our business and that of BioSciences are similar in that each of us is engaged in the discovery and development of pharmaceutical product candidates to address human diseases and health-related conditions. For these reasons, we determined that our acquisition of BioSciences would be in our best interest. We believe the combination of our business and that of BioSciences is in the best interest also of BioSciences.

(b) On November 12, 2010, immediately prior to the filing of the registration statement covering the Merger Stock, the Company issued convertible debentures and warrants to 18 investors for an aggregate purchase price of approximately $1.4 million. Each of the investors was accredited, as evidenced by subscription agreements delivered by the investors to the Company. Please see Item 8.01 below for a discussion of the terms of such instruments, which discussion is incorporated by reference herein. We intend to use the proceeds of issuance of the debentures to commence clinical trials for Optina in Canada.

Item 3.02	Unregistered Sales of Equity Securities.

The information included in Item 8.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 8.01	Other Events

(a) On November 12, 2010, the Company issued approximately $1.4 million in principal amount of its senior unsecured mandatorily convertible debenture (the “Debentures”) to 18 accredited investors. The Debentures accrue interest at the rate of 8% per annum. At the earlier of March 31, 2011 or on closing of a public or private offering of $10 million or more (the “Offering”), the Debentures will automatically convert into the Company’s common stock (the “Conversion Shares”) at the lower of (i) $1.75 per share, or (ii) the per share price at which the Company’s common stock is sold in the Offering. The conversion price may be adjusted pursuant to the other terms of the Debentures.

In conjunction with the issuance of the Debentures, the Company issued warrants (the “Warrants”) to the purchasers of the Debentures giving them the right to purchase shares of the Company’s common stock (“Warrant Shares”) at an exercise price equal to the price at which the Debentures convert into common stock. The number of Warrant Shares issuable to the holders of the Debentures will be calculated by multiplying the number of shares of Company common stock issued on conversion of the Debentures by 20%. The Warrant exercise price is subject to adjustment for stock splits, stock dividends, and the like.

The Company has agreed to register the shares of Common Stock and the Warrant Shares in the Offering, or to file a separate registration statement covering the Conversion Shares and Warrant Shares. To the extent the holders of the Debentures are shareholders of DMI BioSciences, the Company has agreed also to register the shares issuable to such shareholders on consummation of the acquisition of DMI BioSciences, and to release the holder from any lock-up applicable to the shares issuable to the holder in conjunction with the DMI BioSciences acquisition.

The Company paid no commission in connection with the sale of the Debentures and the Warrants, and did not engage a placement agent to assist it in the sale of these unregistered securities.

In the event that the Company issues additional debentures on terms that are more favorable to the purchasers than the terms of the Debenture, the Company has agreed that it will ascribe “most favored nation” status to the Debenture holders and will conform the terms of the Debenture such that the terms are as favorable to the initial purchasers as any other debenture issued thereafter until maturity.

From and after an event of default as defined under the Debentures and for so long as the event of default is continuing, the Debentures will bear default interest at a rate of 18% per annum. Events of default include the failure to timely pay principal, material breach of a covenant, representation or warranty, an uncured suspension in trading of the Company’s common stock that remains in effect for specified time periods, the appointment of a receiver or trustee, the filing of a material judgment or bankruptcy, default under other material agreements, and failure to deliver conversion stock or a replacement debenture.

The forms of the Debentures and accompanying warrants are filed as Exhibits 10.2 and 10.3 to the Form 8-K filed with the SEC on November 12, 2010.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed with this report:

2.1	Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Ampio Acquisition, Inc., a wholly-owned subsidiary of the Company, DMI BioSciences, Inc. (“BioSciences”), and the control shareholders of BioSciences.

2.2	Donation to Capital Agreement, to be effective immediately prior to closing of the Merger, among BioSciences and its management shareholders.

2.3	Form of Indemnification Escrow Agreement, to be effective upon closing of the Merger, among the Company, Ampio Acquisition, Inc., BioSciences, the BioSciences control shareholders, and Corporate Stock Transfer, Inc., as Escrow Agent.

2.4	Form of Cancellation Agreement, to be effective immediately prior to closing of the Merger, among BioSciences and members of BioSciences management.

2.5	Form of Conversion Agreement, to be effective immediately prior to closing of the Merger, among BioSciences and Richard Yukl and IRA for Richard Yukl.

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “project,” “should,” “plan,” “expect,” “anticipate,”“believe,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under “Risk Factors” found in the Company’s Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission on January 7, 2011 and any subsequent filings made by the Company with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

Dated: January 6, 2011	By:	/s/ Donald B. Wingerter, Jr.
Name: Donald B. Wingerter, Jr.
Title: Chief Executive Officer

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